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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in Amendment No. 2 to the Registration Statement of Boulevard Acquisition Corp. II on Form S-1 (No. 333-206077) to be filed on or about September 14, 2015 of our report dated August 3, 2015, on our audit of the financial statements as of July 28, 2015 and for period from July 16, 2015 (inception) to July 28, 2015. We also consent to the reference to our firm under the caption "Experts" in this Amendment No. 2 to the Registration Statement on Form S-1.

/s/ EisnerAmper LLP

New York, New York
September 14, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM